FOR IMMEDIATE RELEASE

>	GLOBAL HEADQUARTERS:

 200 INNOVATION WAY,

 AKRON, OHIO 44316-0001

>	MEDIA WEBSITE:

 WWW.GOODYEARNEWSROOM.COM

>	MEDIA CONTACT:

 DOUG GRASSIAN

 330.796.3855

 DOUG_GRASSIAN@GOODYEAR.COM

>	ANALYST CONTACT:

 GREG SHANK

 330.796.5008

 GREG_SHANK@GOODYEAR.COM

Exhibit 99.1

NEWS RELEASE

GOODYEAR ANNOUNCES PRICING OF $500 MILLION OF SENIOR NOTES

AKRON, Ohio, May 29, 2025 /PRNewswire/ — The Goodyear Tire & Rubber Company (NASDAQ: GT) (“Goodyear” or the “company”) today announced that it has priced its offering of $500 million aggregate principal amount of 5-year senior notes (the “notes”). The notes will be senior unsecured obligations of the company.

The notes will be offered to the public at a price of 100% of their principal amount and will bear interest at a rate of 6.625% per annum. Goodyear expects the offering to close on June 3, 2025, subject to customary closing conditions.

Goodyear intends to use the net proceeds from this offering, together with its current cash and cash equivalents, to redeem in full the company’s remaining 5.000% Senior Notes due 2026 (the “2026 Notes”). Currently, there is $900 million in aggregate principal amount of the 2026 Notes outstanding. On May 29, 2025, the company issued a notice of redemption to the holders of the 2026 Notes for $400 million of the 2026 Notes, which we intend to fund using a portion of the cash proceeds from the Dunlop brand disposition. The redemption date for the redemption of the $400 million of 2026 Notes is June 30, 2025. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2026 Notes.

Deutsche Bank Securities Inc.; BofA Securities, Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Fifth Third Securities, Inc.; Goldman Sachs & Co. LLC; J.P. Morgan Securities LLC; MUFG Securities Americas Inc.; PNC Capital Markets LLC; CIBC World Markets Corp.; and RBC Capital Markets, LLC are acting as the joint book-running managers for the offering. Capital One Securities, Inc.; Huntington Securities, Inc.; Regions Securities LLC; Santander US Capital Markets LLC; and Wedbush Securities Inc. are acting as senior co-managers for the offering. Citizens JMP Securities, LLC; HSBC Securities (USA) Inc.; KeyBanc Capital Markets Inc.; Standard Chartered Bank; U.S. Bancorp Investments, Inc.; and WauBank Securities LLC are acting as co-managers for the offering.

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The offering was made under an effective shelf registration statement that was filed with the U.S. Securities and Exchange Commission and became automatically effective on May 29, 2025 and as may be further amended from time to time. The offering of the notes may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

Deutsche Bank Securities Inc.	The Goodyear Tire & Rubber Company
Attn: Prospectus Group	Investor Relations Department
1 Columbus Circle	200 Innovation Way
New York, New York 10019	Akron, OH 44316
Email: prospectus.ops@db.com	Telephone: 330-796-3751

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Goodyear is one of the world’s largest tire companies. It employs about 68,000 people and manufactures its products in 53 facilities in 20 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry.

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sale of our chemical business; risks relating to the ability to consummate the sale of our chemical business on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy the other conditions to closing the transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of

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litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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